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                                                                    EXHIBIT 99.1



MS ACQUISITION CORP. ENTERS INTO AGREEMENT TO ACQUIRE ZENITH INDUSTRIAL CORPORATION

Centerline, Michigan. May 10, 1999 -- MS Acquisition Corp. entered into an agreement to acquire all of the issued and outstanding capital stock of Zenith Industrial Corporation. The closing of the transaction is subject to customary and usual conditions including the approval of the Federal Trade Commission.

Zenith Industrial Corporation is a stamper specializing in assembly stampings and underbody parts. MS Acquisition Corp. is a leading full-service supplier of highly engineered metal-formed components, complex modules and mechanical assemblies for automotive original equipment manufacturers in Europe and North America.









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